UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2017

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2017 (the “New Option Grant Date”), the Company effected the transactions described below with respect to certain options relating to shares of Series A QVC Group common stock (“QVCA”), Series A Liberty Ventures common stock (“LVNTA”), and Series B Liberty Ventures common stock (“LVNTB”).  Under the new tax reform bill (formerly known as the Tax Cuts and Jobs Act) signed into law on December 22, 2017, the corporate tax rate will decrease beginning in the Company’s 2018 tax year, and by effecting these transactions prior to the end of 2017, the Company will benefit by realizing the compensation deduction in respect of the affected incentive awards during a tax year when it is taxed at a higher corporate tax rate.

On the New Option Grant Date, the Company, pursuant to the approval of the Compensation Committee of its Board of Directors obtained on December 21, 2017, effected the acceleration of (i) each unvested in-the-money option to acquire shares of LVNTA and (ii) each unvested in-the-money option to acquire shares of LVNTB, in each case, held by the following officers (collectively, the “Eligible Optionholders”): Gregory B. Maffei, Richard N. Baer, Albert E. Rosenthaler and Mark D. Carleton.  Following this acceleration, also on the New Option Grant Date, each Eligible Optionholder exercised, on a net settled basis, all of his outstanding in-the-money vested and unvested options to acquire QVCA shares, LVNTA shares and LVNTB shares (the “Eligible Options”) and:

•                  with respect to each vested Eligible Option:

•                  the Company granted the Eligible Optionholder a vested new option with substantially the same terms and conditions as the exercised vested Eligible Option, except that the exercise price for the new option is, in the case of options to acquire shares of QVCA or LVNTA, the closing price per QVCA or LVNTA share, as applicable, on The Nasdaq Global Select Market on the New Option Grant Date, and, in the case of options to acquire shares of LVNTB, the fair market value of the LVNTB shares as determined pursuant to the incentive plan under which the awards were granted; and

•                  with respect to each unvested Eligible Option:

•                 in satisfaction of the exercise, on a net settled basis, of the unvested Eligible Option, the Company granted the Eligible Optionholder a number of restricted LVNTA or LVNTB shares (the “Restricted Shares”) with a vesting schedule identical to that of the unvested Eligible Option so exercised, and the Eligible Optionholder made an election under Section 83(b) of the Internal Revenue Code with respect to such Restricted Shares; and

•                  the Company granted the Eligible Optionholder a new option (the “Unvested New Option”) to acquire the same series of common stock, and with substantially the same terms and conditions, including with respect to vesting and expiration, as the unvested Eligible Option exercised as set forth above, except that the number of LVNTA or LVNTB shares subject to such Unvested New Option is equal to the number of shares subject to the unvested Eligible Option exercised as set forth above minus the number of Restricted Shares received upon exercise of such unvested Eligible Option, and the exercise price of such new option is, in the case of a LVNTA option, the closing price per share of LVNTA on the Nasdaq Global Select Market on the New Option Grant Date, or, in the case of a LVNTB option, the fair market value of the LVNTB shares as determined pursuant to the incentive plan under which the Unvested New Options were granted.

The transactions described above in this paragraph are collectively referred to as the “Option Exchange”. Additionally, the Company provided each of the Eligible Optionholders with a supplemental QVCA option grant and supplemental LVNTA option grant, each of which had a Black-Scholes value equal to the estimated amount of certain incremental tax liabilities that each Eligible Optionholder will incur as a result of participation in the Option Exchange with respect to QVCA awards and LVNTA and LVNTB awards, respectively, due to the reduction under the new tax reform bill of the maximum individual tax rate for the 2018 tax year for U.S. federal income tax purposes, as compared to such rate in effect for 2017.  The Company also provided each Eligible Optionholder with certain rights of indemnification and advancement in connection with the Option Exchange.

For income tax purposes, the exercise of the vested and unvested options will allow the Company to record deductions in 2017 for compensation expenses totaling approximately $104 million. The estimated cash tax benefit of these deductions will be approximately $38 million.

The number of shares received by the Eligible Optionholders upon exercise of their options was determined net of the exercise prices of those options and applicable withholding taxes.  The amount required to be paid by the Company to federal and state taxing authorities to satisfy tax withholding obligations attributable to the option exercises is approximately $48 million.

From a financial reporting perspective, the exercise of the vested and unvested options will have no effect on the Company’s statement of operations.  The unamortized value of the unvested options, which is estimated to be approximately $14 million, will be expensed over the vesting period of the Restricted Shares attributable to the exercise of those options.  The grant of new vested options will result in compensation expense in the fourth quarter of 2017 estimated at approximately $30 million.  The grant of Unvested New Options will result in compensation expense totaling approximately $6 million, which will be amortized over the vesting term of those options. The grant of the supplemental options will result in compensation expense totaling approximately $4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2017

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President